UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2008

JUPITERMEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-26393	06-1542480
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Old Kings Highway South, Darien, CT	06820
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 662-2800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 22, 2008, Jupitermedia Corporation, a Delaware corporation (“Jupitermedia”), entered into a definitive stock purchase agreement (the “Agreement”) to sell its Online Images business to Getty Images, Inc., a Delaware corporation, for an aggregate purchase price of $96 million in cash, subject to a working capital purchase price adjustment (the “Sale”).

The Agreement provides that, upon the terms and subject to the conditions set forth in the Agreement, Getty Images, Inc. will purchase from Jupitermedia, and Jupitermedia will transfer, assign, convey and deliver to Getty Images, Inc. all of its shares in Jupiterimages Corporation, an Arizona corporation and wholly owned subsidiary of Jupitermedia (“Jupiterimages”). As a result of the Sale, Jupiterimages will become a wholly owned subsidiary of Getty Images, Inc. The transaction is not subject to a financing condition. The consummation of the transaction is subject to approval by Jupitermedia’s stockholders and other customary closing conditions.

In connection with the Agreement, Alan Meckler, Jupitermedia’s Chairman, Chief Executive Officer and a significant stockholder, and certain other stockholders, who, with Mr. Meckler, collectively hold approximately 35.9% of Jupitermedia’s outstanding stock, have entered into definitive support agreements with Getty Images, Inc. to vote in favor of the transaction. In connection with the transaction, Jupitermedia will retain ownership of its Peoria, Illinois building and property and lease the facility to Getty Images, Inc.

Jupitermedia’s Board of Directors has (i) approved the Agreement and the Sale, (ii) determined that the consideration to be paid in the Sale is fair to Jupitermedia’s stockholders and (iii) resolved to recommend that Jupitermedia’s stockholders adopt the Sale, the Agreement and the transactions contemplated by the Agreement. Jupitermedia expects to incur a non-cash loss of approximately $95 million upon the closing of the transaction.

Merrill Lynch & Co. is acting as financial advisor to Jupitermedia and Willkie Farr & Gallagher LLP is serving as legal advisor to Jupitermedia.

The foregoing description of the Agreement is a summary only, does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Agreement has been included to provide investors and security holders with information regarding the terms of the Sale. It is not intended to provide any other factual information about Jupitermedia. The representations, warranties and covenants contained in the Agreement, which were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Jupitermedia, Getty Images, Inc. or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in Jupitermedia’s public disclosures.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Statements in this document which are not historical facts are “forward-looking statements” that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements include, for example, the competitive environment in which Jupitermedia and Jupiterimages compete; the unpredictability of Jupitermedia’s and Jupiterimages’ respective future revenues, expenses, cash flows and stock price; Jupitermedia’s and Jupiterimages’ respective ability to integrate acquired businesses, products and personnel into their existing businesses; Jupitermedia’s and Jupiterimages’ respective ability to protect their intellectual property; Jupitermedia’s dependence on a limited number of advertisers; the conditions to the completion of the transactions contemplated by the stock purchase agreement may not be satisfied, or the regulatory approvals and clearances required for the transactions contemplated by the stock purchase agreement may not be obtained on the terms expected or on the anticipated schedule (if at all); the parties’ ability to meet expectations regarding the timing for completion of the transactions contemplated by the stock purchase agreement; the retention of certain key employees at Jupitermedia and Jupiterimages; and the outcome of any legal proceedings that may be instituted against Jupitermedia Corporation and others following the announcement of the stock purchase agreement.

For a more detailed discussion of such risks and uncertainties, refer to Jupitermedia’s reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. The forward-looking statements included herein are made as of the date of this filing, and Jupitermedia assumes no obligation to update the forward-looking statements after the date hereof.

Important Additional Information Regarding the Stock Purchase Agreement will be filed with the SEC

This communication is not a solicitation of a proxy from any security holder of Jupitermedia. In connection with the stock purchase agreement, Jupitermedia Corporation will file with the U.S. Securities and Exchange Commission a preliminary proxy statement and a definitive proxy statement. THE PROXY STATEMENT WILL BE SENT TO JUPITERMEDIA CORPORATION STOCKHOLDERS, WHO ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND THE PARTIES TO THE STOCK PURCHASE AGREEMENT. Jupitermedia Corporation investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission at its web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the Securities and Exchange Commission by going to Jupitermedia Corporation’s Investors page on its corporate website at http://www.Jupitermedia.com/corporate/investors.html.

Jupitermedia Corporation and its directors and officers may be deemed to be participants in the solicitation of proxies from the stockholders of Jupitermedia Corporation in connection with the stock purchase agreement and the proposed transaction. Information about Jupitermedia Corporation and its directors and officers can be found in its proxy statements on Schedule 14A and annual reports on Form 10-K filed with the Securities and Exchange Commission, as well as on Jupitermedia

Corporation’s Investors page on its corporate website at http://www.Jupitermedia.com/corporate/investors.html. Additional information regarding the interests of those persons may be obtained by reading the proxy statement for the proposed transaction when it becomes available.

Item 8.01	Other Events.

On October 23, 2008, the Company issued a press release announcing the Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits:

2.1	Stock Purchase Agreement, dated as of October 22, 2008, by and between Jupitermedia Corporation, a Delaware corporation and Getty Images, Inc., a Delaware corporation.

99.1	Press Release, dated October 23, 2008, of Jupitermedia Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

JUPITERMEDIA CORPORATION

By	/s/ Donald J. O’Neill
Name:	Donald J. O’Neill
Title:	Vice President and Chief Financial Officer (Principal Financial Officer and Chief Accounting Officer)

Date: October 23, 2008

EXHIBIT INDEX

Exhibit:
2.1.	Stock Purchase Agreement, dated as of October 22, 2008, by and between Jupitermedia Corporation, a Delaware corporation and Getty Images, Inc., a Delaware corporation.

99.1	Press Release, dated October 23, 2008, of Jupitermedia Corporation.